Exhibit 99.2

Unaudited Pro Forma Condensed Consolidated Financial Statements

On January 26, 2024, REV Group, Inc. (the “Company”) entered into a Stock Purchase Agreement by and among the Company, Collins Industries, Inc. an indirect wholly-owned subsidiary of the Company (“Collins Industries”), Collins Bus Corporation, a wholly-owned subsidiary of Collins Industries (“Collins”), Forest River, Inc. and Forest River Bus, LLC (the “Buyer”), pursuant to which Collins Industries agreed to sell all of the issued and outstanding shares of capital stock of Collins to the Buyer for approximately $303 million in cash, subject to customary adjustments for net working capital, cash and indebtedness, as per the terms of the Stock Purchase Agreement. Collins manufactures, markets and distributes school buses, normally referred to as Type A school buses. The transactions under this agreement closed on January 26, 2024.

In connection with the sale of Collins, the Company’s Board of Directors declared a special cash dividend (the “Special Dividend”) equal to $3.00 per share of common stock, payable on February 16, 2024 to shareholders of record at the close of business on February 9, 2024.

On January 25, 2024 the Board of Directors of the Company authorized a plan (the “Plan”) to discontinue manufacturing operations at the Company’s ElDorado National (California) (“ENC”) facility in Riverside, California. ENC manufactures, markets, and distributes transit buses for on-campus transportation, in-city transit, and airport shuttle services. The Plan will create a more focused portfolio for the Company that provides opportunities for growth, consistent cash generation and improved margin performance. The Plan will commence immediately and is expected to be substantially completed by the end of fiscal year 2024, once existing customer orders are completed and delivered. Certain charges currently expected to be incurred in connection with the Plan, including employee severance, retention and related benefits, impairments of intangible and fixed assets, and inventory write offs have not been reflected in the pro forma condensed consolidated statement of income as they are nonrecurring in nature.

The following unaudited pro forma condensed consolidated financial statements (“Unaudited Pro Forma Statements”) and explanatory notes are based on the Company’s historical consolidated financial statements adjusted to give effect to the sale of Collins, the Plan and the Special Dividend, and certain other pro forma adjustments (collectively, the “Transactions”). The unaudited pro forma condensed consolidated statement of income for the fiscal year ended October 31, 2023 has been prepared with the assumption that the Transactions occurred as of November 1, 2022; however, aspects of the Transactions that are considered nonrecurring in nature have not been reflected in the unaudited pro forma consolidated statement of income. The unaudited pro forma condensed consolidated balance sheet as of October 31, 2023 has been prepared with the assumption that the Transactions were completed as of the balance sheet date. The Unaudited Pro Forma Statements have been prepared by the Company based on assumptions deemed appropriate by the Company’s management. An explanation of pro forma adjustments is set forth under the notes hereto.

The Unaudited Pro Forma Statements are presented for illustrative purposes only and do not necessarily reflect what the Company’s financial condition or results of operations would have been had the Transactions occurred on the dates indicated. Additionally, the Unaudited Pro Forma Statements do not purport to project the future financial condition or results of operations of the Company.

The Unaudited Pro Forma Statements should be read in conjunction with the audited financial statements and the notes thereto included in the Company’s Annual Report on Form 10-K for the year ended October 31, 2023.

Unaudited Pro Forma Condensed Consolidated Balance Sheet
As of October 31, 2023
(dollars in millions, except share and per share amounts)
(unaudited)

	Historical REV Group, Inc. (a)	Disposition of Collins Business (b)		Discontinuation of ENC Business (f)	Bus Manufacturing Businesses (g)	Pro Forma Adjustments		Pro Forma REV Group, Inc.
ASSETS
Current assets:
Cash and cash equivalents	$21.3	$298.0	(c)	$—	$298.0	$(298.0)	(h)	$21.3
Accounts receivable, net	226.5	(9.4)		(2.5)	(11.9)	—		214.6
Inventories, net	657.7	(20.1)		(49.0)	(69.1)	—		588.6
Other current assets	27.7	(0.1)		(5.6)	(5.7)	—		22.0
Total current assets	933.2	268.4		(57.1)	211.3	(298.0)		846.5
Property, plant and equipment, net	159.5	(6.6)		(22.4)	(29.0)	—		130.5
Goodwill	157.3	(18.6)		—	(18.6)	—		138.7
Intangible assets, net	115.7	(8.9)		(7.2)	(16.1)	—		99.6
Right of use assets	37.0	—		(0.1)	(0.1)	—		36.9
Other long-term assets	7.7	—		—	—	—		7.7
Total assets	$1,410.4	$234.3		$(86.8)	$147.5	$(298.0)		$1,259.9
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$208.3	$(14.0)		$(10.8)	$(24.8)	$—		$183.5
Short-term customer advances	214.5	—		(1.6)	(1.6)	—		212.9
Short-term accrued warranty	23.4	(1.1)		(2.7)	(3.8)	—		19.6
Short-term lease obligations	7.4	—		—	—	—		7.4
Other current liabilities	103.6	68.5	(d)	(4.8)	63.7	—		167.3
Total current liabilities	557.2	53.4		(19.9)	33.5	—		590.7
Long-term debt	150.0	—		—	—	(119.5)	(h)	30.5
Long-term customer advances	142.9	—		—	—	—		142.9
Deferred income taxes	8.2	(2.3)		(2.2)	(4.5)	—		3.7
Long-term lease obligations	30.0	—		(0.1)	(0.1)	—		29.9
Other long-term liabilities	24.1	—		—	—	—		24.1
Total liabilities	912.4	51.1		(22.2)	28.9	(119.5)		821.8
Total shareholders’ equity	498.0	183.2	(e)	(64.6)	118.6	(178.5)	(h)	438.1
Total liabilities and shareholders’ equity	$1,410.4	$234.3		$(86.8)	$147.5	$(298.0)		$1,259.9

Unaudited Pro Forma Condensed Consolidated Statement Income
For the year ended October 31, 2023
(In millions, except share and per share amounts)
(unaudited)

	Historical REV Group, Inc. (a)	Disposition of Collins Business (b)		Discontinuation of ENC Business (d)		Bus Manufacturing Businesses (e)	Pro Forma Adjustments		Pro Forma REV Group, Inc.
Net sales	$2,638.0	$(178.6)		$(106.5)		$(285.1)	$—		$2,352.9
Cost of sales	2,321.9	(135.5)		(120.9)		(256.4)	—		2,065.5
Gross profit	316.1	(43.1)		14.4		(28.7)	—		287.4
Operating expenses:
Selling, general and administrative	224.0	(6.5)		(9.9)		(16.4)	—		207.6
Amortization of intangible assets	3.5	—		—		—	—		3.5
Total operating expenses	227.5	(6.5)		(9.9)		(16.4)	—		211.1
Operating income	88.6	(36.6)		24.3		(12.3)	—		76.3
Interest expense, net	28.6	(1.0)		—		(1.0)	(7.6)	(f)	20.0
Loss on sale of business	1.1	—		—		—	—		1.1
Loss on investment in China JV	0.7	—		—		—	—		0.7
Income / loss before provision for income taxes	58.2	(35.6)		24.3		(11.3)	7.6		54.5
Provision / benefit for income taxes	12.9	(8.9)	(c)	6.1	(c)	(2.8)	1.9	(c)	12.0
Net income / loss	$45.3	$(26.7)		$18.2		$(8.5)	$5.7		$42.5

Net income per common share:
Basic	$0.77								$0.72
Diluted	0.77								0.72

Weighted average common shares outstanding:
Basic	58,641,801								58,641,801
Diluted	59,175,230								59,175,230

REV GROUP, INC.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Unaudited Pro Forma Condensed Consolidated Balance Sheet as of October 31, 2023

(a)
Reflects the Company’s historical Condensed Consolidated Balance Sheet as of October 31, 2023.
(b)
These adjustments represent the elimination of assets and liabilities attributable to Collins.
(c)
This adjustment represents the receipt of cash consideration in connection with the sale of Collins, net of estimated transaction-related expenses. No adjustment has been made to the sale proceeds to give effect to any potential post-closing adjustments under the terms of the Stock Purchase Agreement.
(d)
This amount includes estimated taxes due in connection with the sale of Collins, which are calculated based on the estimated tax gain and the statutory rate in effect for the period presented.
(e)
This adjustment reflects the estimated gain arising from the sale of Collins, net of estimated taxes. This estimated gain has not been reflected in the pro forma condensed consolidated statement of income as it is nonrecurring in nature.
(f)
These adjustments represent the elimination of assets and liabilities attributable to the ENC business.
(g)
The amounts included in this column represent the combined totals associated with the elimination of assets and liabilities attributable to Collins and ENC (collectively referred to as the “Bus Manufacturing Businesses”), which are separately identified in notes (b) and (f) above, respectively.
(h)
These adjustments reflect the proceeds from the sale of Collins, net of estimated transaction-related expenses, that will be used to fund the Special Dividend and to pay down a portion of long-term debt.

Unaudited Pro Forma Condensed Consolidated Statement of Income for the year ended October 31, 2023

(a)
Reflects the Company’s historical Condensed Consolidated Statement of Income for the year ended October 31, 2023.
(b)
These adjustments reflect the elimination of revenues and expenses attributable to Collins.
(c)
These adjustments reflect the estimated income tax effect of the elimination of pre-tax income or loss associated with Collins and ENC and the estimated income tax effect of the pro forma adjustments. The estimated income tax effect was calculated using the statutory rate in effect for the period presented.
(d)
These adjustments reflect the elimination of revenues and expenses attributable to ENC.
(e)
The amounts included in this column represent the combined totals associated with the elimination of revenue and expenses attributable to the Bus Manufacturing Businesses, which are separately identified in notes (b) and (d) above, respectively.
(f)
This adjustment reflects a decrease of interest expense associated with the Company’s long-term debt, the latter of which is to be partially paid down after the proceeds received in connection with the sale of Collins were used to fund the Special Dividend.